Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 24, 2008

Contacts:

Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

THIRD QUARTER 2008 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2008 of $741,000 compared to $1,178,000 for the same quarter of 2007.  Earnings per share on a fully diluted basis for the quarter totaled $0.35 compared to $0.57 for the prior year third quarter.  The decrease for the quarter was primarily the result from grand opening costs for the new West Scranton branch plus a non-cash other-than-temporary impairment charge, which was recorded during the quarter ended September 30, 2008.

Net income for the nine months ended September 30, 2008 was $3,034,000 compared to net income of $3,381,000 for the same 2007 period.  Earnings per share fully diluted basis were $1.46 and $1.64 for the nine months ended September 30, 2008 and 2007, respectively.

A $266,000 non-cash other-than-temporary impairment charge, net of tax, related to the Company’s investment portfolio was recorded during the quarter ended September 30, 2008.  The impairment charge, required by generally accepted accounting principles, had no impact on the Company’s liquidity or regulatory capital, which soundly exceeds the “well capitalized” regulatory requirements.  The impairment charge primarily relates to the Company’s investment in bank pooled preferred term securities, plus an impairment charge on Fannie Mae common stock. The Company has no exposure to Fannie Mae or Freddie Mac preferred stock or common stock of Freddie Mac. The carrying values of a preferred term security and Fannie Mae stock have been written down to their fair market values as of September 30, 2008. Excluding this impairment charge, net operating earnings (see table below) were $1,007,000, or $0.48 per share on a fully diluted basis, for the third quarter of 2008 and $3,300,000, or $1.59 per share on a fully diluted basis, for the first nine months of 2008.

Net interest income increased by $457,000, or 10%, to $4,879,000 for the quarter ended September 30, 2008 from $4,422,000 recorded during the same quarter of 2007.  Lower costs on interest-bearing deposits, repurchase agreements and long-term debt, partially reduced by the lost spread on $35 million deleveraging to reduce exposure to overnight borrowings, resulted in additional net interest income earned for the third quarter of 2008. This improved the net interest margin to 3.62% for the third quarter of 2008 from 3.31% for same 2007 period.

Net interest income increased 10% for the nine months ended September 30, 2008 to $14,369,000 from $13,049,000 recorded during the same period of 2007.  Net interest margin was 3.57% during the nine months of 2008, up 23 basis points from 3.34% during the same 2007 period.

A provision for loan loss was required primarily as a result of loan growth during the third quarter of 2008.  The provision for loan loss was $130,000 for the third quarter and $255,000 for the first nine month period of 2008, as compared to a $60,000 credit in each of the same 2007 periods.  The allowance for loan losses was 0.98% of total loans at September 30, 2008, down from 1.17% at September 30, 2007.

Steven C. Ackmann, President and CEO stated, “The ongoing credit market problems that we have been experiencing over the past several months got considerably more profound in the third quarter. Many instruments in the credit market are experiencing historically low values due to a lack of buyers as larger banks liquidate positions to deleverage their balance sheets. We continue to monitor local economic conditions for signs of strain that could impact our borrowers as the economic conditions evolve. On a positive note, our credit quality and past dues are at the lowest levels in years, and our new West Scranton Office has opened to strong deposit growth and rave reviews by customers.”

Total other income recorded for the quarter ended September 30, 2008 was $844,000 compared with $1,309,000 for the same quarter in 2007.  The decrease in noninterest income was primarily due to the other-than-temporary impairment on securities available-for-sale in the quarter ended September 30, 2008. Excluding the impairment charges, other noninterest income was $1,247,000 for the quarter ended September 30, 2008.  Total other income for the nine months ended September 30, 2008 was $3,406,000 compared to $3,852,000 for the same period in 2007.

Total other operating expenses increased from $4,189,000 to $4,673,000 for the quarters ending September 30, 2007 and 2008, respectively.  The operating expense increase resulted primarily from salary and benefit expenses plus the grand opening of the West Scranton Branch during the third quarter of 2008.  Total other operating expenses increased from $12,390,000 for the nine months ending September 30, 2007 to $13,510,000 for 2008.

The Company’s assets totaled $569,543,000 at September 30, 2008 compared to $587,413,000 at December 31, 2007.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s twelve community banking offices.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

The following table reconciles the determination of net operating earnings to net income as prepared in accordance with generally accepted accounting principles:

	Three Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2008
		Diluted		Diluted
(dollars in thousands,		per		per
except per share data)	Amount	share	Amount	share

Reported net income	$741	$0.35	$3,034	$1.46
Other-than-temporary Impairment, net of tax	266	0.13	266	0.13
Net operating earnings	$1,007	$0.48	$3,300	$1.59

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007

Assets
Total cash and cash equivalents	$13,375,299	$16,040,466	$23,378,954	$10,408,816	$13,371,112
Investment securities	87,179,549	129,244,167	136,320,024	122,984,160	121,896,653
Federal Home Loan Bank Stock	4,770,700	4,358,300	3,387,800	3,302,900	3,558,300
Loans and leases	431,293,559	418,650,319	399,582,768	427,076,030	426,163,776
Allowance for loan losses	(4,205,566)	(4,188,571)	(4,378,924)	(4,824,401)	(4,990,855)
Premises and equipment, net	16,018,219	12,912,023	12,947,438	12,964,932	13,306,479
Life insurance cash surrender value	8,728,568	8,645,597	8,564,950	8,488,663	8,408,987
Other assets	12,383,084	12,901,595	14,073,523	7,011,455	7,386,687

Total assets	$569,543,412	$598,563,896	$593,876,533	$587,412,555	$589,101,139

Liabilities
Non-interest-bearing deposits	$69,619,234	$74,765,086	$69,486,801	$64,795,621	$70,544,329
Interest-bearing deposits	365,812,303	373,468,779	386,356,675	360,912,740	368,512,228
Total deposits	435,431,537	448,233,865	455,843,476	425,708,361	439,056,557
Short-term borrowings	17,086,314	29,674,336	9,879,537	39,656,354	28,579,498
Long-term debt	62,071,661	62,285,582	62,494,906	62,708,677	62,917,875
Other liabilities	4,335,911	5,318,030	9,465,660	4,147,869	4,658,726
Total liabilities	518,925,423	545,511,813	537,683,579	532,221,261	535,212,656

Shareholders’ equity	50,617,989	53,052,083	56,192,954	55,191,294	53,888,483

Total liabilities and shareholders’ equity	$569,543,412	$598,563,896	$593,876,533	$587,412,555	$589,101,139

Average Quarterly Balances:	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007

Assets
Total cash and cash equivalents	$11,483,829	$12,025,621	$23,587,839	$10,518,246	$10,793,137
Investment securities	117,713,728	138,429,282	133,209,250	127,523,724	118,204,518
Loans and leases, net	421,771,678	402,874,033	406,336,700	422,759,661	420,402,304
Premises and equipment, net	13,315,976	12,951,487	12,981,354	13,138,740	13,311,760
Other assets	19,744,364	19,358,141	15,966,685	15,601,033	15,406,872

Total assets	$584,029,575	$585,638,564	$592,081,828	$589,541,404	$578,118,591

Liabilities
Non-interest-bearing deposits	$69,069,124	$65,591,257	$66,504,221	$69,565,292	$72,383,671
Interest-bearing deposits	360,426,504	378,477,080	380,896,695	364,668,618	359,341,338
Total deposits	429,495,628	444,068,337	447,400,916	434,233,910	431,725,009
Short-term borrowings and long-term debt	97,685,420	81,129,443	84,068,238	95,511,724	88,544,109
Other liabilities	4,466,079	5,005,066	4,456,310	4,710,308	4,723,440
Total liabilities	531,647,127	530,202,846	535,925,464	534,455,942	524,992,558

Shareholders’ equity	52,382,448	55,435,718	56,156,364	55,085,462	53,126,033

Total liabilities and shareholders’ equity	$584,029,575	$585,638,564	$592,081,828	$589,541,404	$578,118,591

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	Sep. 30, 2008	Sep. 30, 2007	Sep. 30, 2008	Sep. 30, 2007
Interest income
Loans and leases	$6,905,422	$7,345,777	$20,653,142	$21,890,563
Securities and other	1,514,018	1,546,569	5,124,196	4,317,977

Total interest income	8,419,440	8,892,346	25,777,338	26,208,540

Interest expense
Deposits	2,598,805	3,420,693	8,663,941	9,977,394
Borrowings and debt	941,488	1,049,298	2,744,250	3,182,045

Total interest expense	3,540,293	4,469,991	11,408,191	13,159,439

Net interest income	4,879,147	4,422,355	14,369,147	13,049,101

Provision (credit) for loan losses	130,000	(60,000)	255,000	(60,000)
Other income	844,443	1,308,761	3,405,654	3,851,538
Other expenses	4,672,654	4,189,171	13,509,943	12,389,767
Provision for income taxes	179,821	424,023	975,850	1,189,866
Net income	$741,115	$1,177,922	$3,034,008	$3,381,006

	Three Months Ended
	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007
Interest income
Loans and leases	$6,905,422	$6,860,510	$6,887,210	$7,344,466	$7,345,777
Securities and other	1,514,018	1,752,556	1,857,622	1,726,351	1,546,569

Total interest income	8,419,440	8,613,066	8,744,832	9,070,817	8,892,346

Interest expense
Deposits	2,598,805	2,831,400	3,233,736	3,392,598	3,420,693
Borrowings and debt	941,488	838,502	964,260	1,108,038	1,049,298

Total interest expense	3,540,293	3,669,902	4,197,996	4,500,636	4,469,991

Net interest income	4,879,147	4,943,164	4,546,836	4,570,181	4,422,355

Provision (credit) for loan losses	130,000	125,000	—	—	(60,000)
Other income	844,443	1,265,669	1,295,542	1,353,677	1,308,761
Other expenses	4,672,654	4,444,540	4,392,749	4,246,993	4,189,171
Provision for income taxes	179,821	435,347	360,682	446,299	424,023
Net income	$741,115	$1,203,946	$1,088,947	$1,230,566	$1,177,922

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007
Selected returns and financial ratios
Diluted earnings per share	$0.35	$0.59	$0.52	$0.59	$0.57
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.24
Yield on interest-earning assets (FTE)	6.17%	6.39%	6.39%	6.56%	6.56%
Cost of interest-bearing liabilities	3.07%	3.21%	3.63%	3.88%	3.96%
Net interest spread	3.10%	3.18%	2.76%	2.68%	2.60%
Net interest margin	3.62%	3.71%	3.37%	3.35%	3.31%
Return on average assets	0.50%	0.83%	0.74%	0.83%	0.81%
Return on average equity	5.63%	8.73%	7.80%	8.86%	8.80%
Efficiency ratio	74.84%	70.17%	73.64%	70.47%	72.05%
Expense ratio	2.35%	2.19%	2.10%	1.97%	2.01%

	Nine Months Ended
	Sep. 30, 2008	Sep. 30, 2007
Diluted earnings per share	$1.46	$1.64
Dividends per share	$0.75	$0.68
Yield on interest-earning assets (FTE)	6.32%	6.60%
Cost of interest-bearing liabilities	3.31%	3.98%
Net interest spread	3.01%	2.62%
Net interest margin	3.57%	3.34%
Return on average assets	0.69%	0.79%
Return on average equity	7.42%	8.57%
Efficiency ratio	72.86%	72.01%
Expense ratio	2.21%	2.02%

Other data

	Sep. 30, 2008		Jun. 30, 2008		Mar. 31, 2008		Dec. 31, 2007		Sep. 30, 2007
Book value per share	$24.55		$25.63		$27.08		$26.62		$26.00
Equity to assets	8.89%		8.86%		9.46%		9.40%		9.15%
Allowance for loan losses to:
Total loans	0.98%		1.00%		1.10%		1.13%		1.17%
Non-accrual loans	1.35	x	1.14	x	0.97	x	1.27	x	1.07	x
Non-accrual loans to net loans	0.73%		0.88%		1.14%		0.90%		1.10%
Non-performing assets to total assets	0.90%		0.79%		0.84%		0.67%		0.81%